EXHIBIT 21


                                  Subsidiaries



1)       Associated Automotive Group, Inc., a Nevada corporation
2)       Motorcars of South Florida, Inc., a Florida corporation
3)       C&K Auto Imports, Inc., a New Jersey corporation